Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Sec.1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Charlie’s Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2023 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Matthew P. Montesano, Principal Executive and Principal Financial and Accounting Officer of the Company, certifies, to his best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2024	/s/ Matthew P. Montesano
Matthew P. Montesano Chief Financial Officer (Principal Financial and Accounting Officer)